Nicor Inc.
                                                                        Form 8-K
                                                                    Exhibit 99.1

NEWS RELEASE


FOR IMMEDIATE RELEASE                          FOR MORE INFORMATION
April 29, 2004                                 Contact:  Mark Knox, re:N-915
                                               630 305-9500, ext. 2529

NICOR ANNOUNCES FIRST QUARTER EARNINGS

Naperville, IL - Nicor Inc. (NYSE: GAS) today reported preliminary first quarter 2004 net income, operating income and diluted earnings per common share of $19.6 million, $34.3 million and $.44, respectively. This compares to first quarter 2003 net income, operating income and diluted earnings per common share of $45.9 million, $81.3 million and $1.04, respectively. First quarter 2004 results included a $38.5 million pretax litigation charge ($.52 per share) for a previously announced agreement to settle securities class actions.

Lower earnings per share for the quarter reflect an expected decline in operating results and the impact of the litigation settlement charge referred to above, partially offset by the absence of a cumulative effect net loss of $4.5 million ($.10 per share) due to a change in accounting method recorded in the first quarter of 2003.

"We are pleased that overall first quarter results, absent the litigation charge, are in line with our expectations," said Thomas L. Fisher, Nicor's chairman and chief executive officer. "Looking ahead for the remainder of the year, we expect both our shipping segment and our other energy-related businesses to achieve overall earnings improvement compared to 2003, while our utility is expected to have earnings below those of 2003."

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Details regarding preliminary 2004 first quarter financial results compared to
2003 follow:

 o Gas distribution operating income decreased in the first quarter to $67.2 million from $73.7 million in 2003. The pretax quarter-to-quarter decline is due primarily to the impacts of higher operating costs ($6.7 million) relating to bad debt provisions, performance-based rate (PBR) plan legal fees and depreciation.

o Shipping operating income decreased in the first quarter to $4.2 million from $5.7 million in 2003 primarily due to the absence of a $1.3 million gain on a vessel sale recorded in the first quarter 2003. The positive effect of increased volumes shipped was essentially offset by the impacts of lower average rates and higher operating costs.

o Operating income for the company's other energy ventures in the first quarter decreased to $3.0 million from $3.6 million in 2003 due to lower operating results in the company's retail energy-related products and services businesses, offset in part by improved results in its wholesale natural gas marketing business.

o A $38.5 million charge associated with an agreement to settle securities class action litigation announced on April 16, 2004 significantly reduced the company's reported operating income and net income. The agreement is contingent on court approval.

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o  The company also previously announced on April 27, 2004, that one of its
   Directors and Officers (D&O) insurance carriers has agreed to pay $29 million to a third party escrow agent on behalf of the company and its insured directors and officers. The $29 million is to be used to satisfy company directors' and officers' liabilities and expenses associated with claims asserted against them in a securities class action, a shareholder derivative action, or related matters, with any remaining balance to be paid to the company. The company's financial statements do not reflect any adjustment related to such future payment because the amount of funds to be held in escrow that will ultimately be attributable to the company, if any, is not presently determinable. The company also continues to seek recovery from its other D&O insurance carrier for additional amounts in connection with the same matters.

o As previously reported, a required change in accounting method at the company's wholesale natural gas marketing business resulted in recording a cumulative effect net loss in the first quarter of 2003 of $4.5 million ($.10 per share) to convert from fair value to accrual accounting as of January 1, 2003.
                             2004 Earnings Guidance

The company also announced its estimate for 2004 diluted earnings per common share is in the range of $1.58 to $1.78. This estimate remains unchanged from earlier guidance of $2.10 to $2.30 per share, except for adjustments to reflect the first quarter litigation charge discussed above. The estimate assumes, among other things, no future impacts associated with the Illinois Commerce Commission's PBR plan/purchased gas adjustment (PGA) review or other contingencies, including recoveries from insurance. While these items could affect 2004 earnings, they are not currently estimable. Earnings estimates for 2004 also do not include amounts related to mercury-related adjustments or recoveries; additional gains or losses related to the wind-down of Nicor Energy; or any cumulative effect accounting change adjustments. These three items combined for a net positive impact on earnings of about $.27 per share in 2003. The company's 2004 estimate also assumes normal weather throughout the remainder of the year.


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Page 4
                                 Conference Call

As previously announced, the company will hold a conference call to discuss its first quarter financial results and 2004 outlook. The conference call will be held on Friday, April 30, 2004 at 8:30 a.m. central, 9:30 a.m. eastern time.

To hear the conference call live, please logon to Nicor's corporate Web site at www.nicor.com, choose "Investor" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Friday, May 14, 2004. To access the recording, call 1-888-286-8010, or 617-801-6888 for callers outside the United States, and enter reservation number 20407028. The call will also be archived on Nicor's corporate Web site for 90 days.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

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Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor Inc., its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.

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

   Nicor Inc.

   PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
   Unaudited (millions, except per share data)

                                                    Three months ended
                                                          March 31
                                                  ----------------------
                                                     2004         2003
                                                  ---------    ---------

   Operating revenues                             $ 1,115.7    $ 1,171.3
                                                  ---------    ---------
   Operating expenses
     Gas distribution
       Cost of gas                                    792.2        862.9
       Operating and maintenance                       63.9         58.5
       Depreciation                                    37.3         36.0
       Taxes, other than income taxes                  74.6         65.9
       Mercury-related costs (recoveries), net          (.1)         (.3)
     Shipping                                          63.5         60.7
     Other energy ventures                             48.7         17.5
     Litigation charge                                 38.5            -
     Corporate and eliminations                       (37.2)       (11.2)
                                                 ----------    ---------
                                                    1,081.4      1,090.0
                                                 ----------    ---------

   Operating income                                    34.3         81.3
   Equity investment income (loss), net                 1.2          1.3
   Other income (expense), net                           .5           .5
   Interest expense, net of amounts capitalized        11.3          9.6
                                                 ----------    ---------

   Income before income taxes and cumulative
     effect of accounting change                       24.7         73.5

   Income taxes                                         5.1         23.1
                                                 ----------    ---------

   Income before cumulative effect of
     accounting change                                 19.6         50.4
   Cumulative effect of accounting change,
     net of $3.0 income tax benefit                       -         (4.5)
                                                 ----------    ---------

   Net income                                          19.6         45.9
   Dividends on preferred stock                           -            -
                                                 ----------    ---------

   Earnings applicable to common stock           $     19.6    $    45.9
                                                 ==========    =========

   Average shares of common stock outstanding
     Basic                                             44.0         44.0
     Diluted                                           44.2         44.1

   Earnings per average share of common stock
     Basic
       Before cumulative effect of
         accounting change                       $      .44    $    1.14
       Cumulative effect of accounting change,
         net of tax                                       -         (.10)
                                                 ----------    ---------
       Basic earnings per share                  $      .44    $    1.04
                                                 ==========    =========


     Diluted
       Before cumulative effect of
         accounting change                       $      .44    $    1.14
       Cumulative effect of accounting change,
         net of tax                                       -         (.10)
                                                 ----------    ---------
       Diluted earnings per share                $      .44    $    1.04
                                                 ==========    =========

   Nicor Inc.

   PRELIMINARY FINANCIAL HIGHLIGHTS
   Unaudited (millions, except per share data)

                                                    Three months ended
                                                          March 31
                                                  ----------------------
                                                     2004         2003
                                                  ---------    ---------

   Operating revenues
       Gas distribution                           $ 1,035.1    $ 1,096.7
       Shipping                                        67.7         66.4
       Other energy ventures                           51.7         21.1
       Corporate and eliminations                     (38.8)       (12.9)
                                                  ---------    ---------
                                                  $ 1,115.7    $ 1,171.3
                                                  =========    =========

   Operating income (loss)
       Gas distribution                           $    67.2    $    73.7
       Shipping                                         4.2          5.7
       Other energy ventures                            3.0          3.6
       Corporate and eliminations                     (40.1)        (1.7)
                                                  ---------    ---------
                                                  $    34.3    $    81.3
                                                  =========    =========

   Income before cumulative effect of
     accounting change                            $    19.6    $    50.4

   Cumulative effect of accounting change,
     net of $3.0 income tax benefit                       -         (4.5)
                                                  ---------    ---------
   Net income                                     $    19.6    $    45.9
                                                  =========    =========

   Earnings applicable to common stock            $    19.6    $    45.9

   Average shares of common stock outstanding
     Basic                                             44.0         44.0
     Diluted                                           44.2         44.1

   Earnings per average share of common stock
     Basic
       Before cumulative effect of
         accounting change                       $      .44    $    1.14
       Cumulative effect of accounting change,
         net of tax                                       -         (.10)
                                                 ----------    ---------
       Basic earnings per share                  $      .44    $    1.04
                                                 ==========    =========


     Diluted
       Before cumulative effect of
         accounting change                       $      .44    $    1.14
       Cumulative effect of accounting change,
         net of tax                                       -         (.10)
                                                 ----------    ---------
       Diluted earnings per share                $      .44    $    1.04
                                                 ==========    =========